EXHIBIT 5

January 30, 2002

IMPATH Inc.
521 West 57th Street
New York, New York 10019

Dear Sirs:

     We have acted as counsel for IMPATH Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended, with respect to 1,670,663 shares (collectively, the “Shares”) of the common stock, $.005 per share par value, of the Company, which have been or are to be offered by the Company pursuant to the Company’s 2001 Employee Stock Purchase Plan (the “Plan”).

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Plan pursuant to which shares of the Common Stock will be issued and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of the required consideration in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement.

Very truly yours, /s/ Weil, Gotshal & Manges LLP